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                                                            EXHIBIT 16.1



May 22, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

       We have read and agree with the comments in Item 4 of Form 8-K of Franklin Financial Corporation dated May 21, 1997.



/s/ Heathcott & Mullaly, P.C.
    May 22, 1997